Exhibit 99

Carrier Reports Second Quarter 2023 Results

•Net sales up 15% versus second quarter 2022; organic sales up 6%
•GAAP EPS of $0.23 and adjusted EPS of $0.79
•Net cash inflows from operating activities were $384 million and free cash flow generation was $310 million
•Increasing adjusted EPS guidance from $2.50 - $2.60 to $2.55 - $2.65 based on strong first half performance and despite the deconsolidation of Kidde-Fenwal, Inc. (KFI).

PALM BEACH GARDENS, Fla., July 27, 2023 – Carrier Global Corporation (NYSE:CARR), global leader in intelligent climate and energy solutions, today reported strong financial results for the second quarter of 2023 and raised its full year revenue, adjusted operating margin and adjusted EPS guidance.
“We delivered another quarter of strong financial performance led by double-digit growth in commercial and light commercial HVAC, global truck and trailer, aftermarket and controls which shows the strength of our execution, end-markets and backlog. Given our strong performance in the first half of 2023, we are now raising full year guidance for organic revenue growth, adjusted operating margin, and adjusted EPS,” said Carrier Chairman & CEO David Gitlin. “The more we learn about Viessmann Climate Solutions, the more excited we are for the impact of this game-changing combination. We continue to anticipate a close around year-end and expect the majority of the businesses we plan to exit to be in the market over the course of the next few months. After the completion of these portfolio actions, Carrier will become a pure play, high-growth global climate champion.”

Second Quarter 2023 Results
Carrier’s second quarter sales of $6.0 billion were up 15% compared to the prior year and organic sales grew 6% over the same period. Organic sales strength continued in the HVAC segment with commercial HVAC up high-teens and North America residential and light commercial HVAC up 5% organically. Fire and Security sales were up 9% organically while Refrigeration sales were down 6% organically driven by lower volumes in container and commercial refrigeration only partially offset by strength in global truck and trailer demand.
GAAP operating profit in the quarter of $489 million was down 40% from last year largely due to the one-time loss of $293 million associated with the deconsolidation of KFI following its Chapter 11 filing and the $111 million unrealized loss on the mark-to-market valuation of forward contracts associated with the Viessmann Climate Solutions acquisition. Adjusted operating profit of $964 million was up 12% compared to last year.
Net income was $199 million and adjusted net income was $670 million. GAAP EPS was $0.23 and adjusted EPS was $0.79. Net cash flows generated in operating activities were $384 million and capital expenditures were $74 million, resulting in free cash flow of $310 million.
Full-Year 2023 Guidance
Carrier updated the following guidance for 2023, which now reflects the deconsolidation of KFI as of its Chapter 11 filing date of May 14, 2023:

	Current Guidance	Prior Guidance

	Over $22B	~$22B
Sales	Organic* up MSD	Organic* up LSD-MSD
	FX ~0%	FX ~0%
	Acquisitions / Divestitures, net +~5%	Acquisitions +~6%

Adjusted Operating Margin *	14.0% - 14.5%	~14%
	Includes ~50bps negative impact from TCC	Includes ~50bps negative impact from TCC

Adjusted EPS *	$2.55 - $2.65	$2.50 - $2.60

Free Cash Flow *	~$1.9B	~$1.9B

*Note: When the company provides expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

Conference Call
Carrier will host a webcast of its earnings conference call today, Thursday, July 27, 2023, at 7:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, participants must pre-register at Carrier Earnings Call Registration. All registrants will receive dial-in information and a PIN allowing access to the live call.
About Carrier
Carrier Global Corporation, global leader in intelligent climate and energy solutions, is committed to creating solutions that matter for people and our planet for generations to come. From the beginning, we've led in inventing new technologies and entirely new industries. Today, we continue to lead because we have a world-class, diverse workforce that puts the customer at the center of everything we do. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide management's current expectations or plans for Carrier's future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," "scenario" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to revised outlook and guidance, future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier, Carrier's plans with respect to its indebtedness and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier's reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CARR-IR

Contact:                        Investor Relations
Sam Pearlstein
561-365-2251
Sam.Pearlstein@Carrier.com

Media Inquiries
Ashley Barrie
561-365-1260
Ashley.Barrie@Carrier.com

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of Carrier Global Corporation (“Carrier”). Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures.

Use and Definitions of Non-GAAP Financial Measures
Carrier Global Corporation (“Carrier”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted operating profit, adjusted operating margin, incremental margins / earnings conversion, earnings before interest, taxes and depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted net income, adjusted earnings per share (“EPS”), adjusted interest expense, net, adjusted effective tax rate and net debt are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted operating margin represents adjusted operating profit as a percentage of net sales (a GAAP measure). Incremental margins / earnings conversion represents the year-over-year change in adjusted operating profit divided by the year-over-year change in net sales. EBITDA represents net income attributable to common shareholders (a GAAP measure), adjusted for interest income and expense, income tax expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, excluding non-service pension benefit, non-controlling interest in subsidiaries’ earnings from operations, restructuring costs and other significant items. Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Adjusted interest expense, net represents interest expense (a GAAP measure) and interest income (a GAAP measure), net excluding other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs, amortization of acquired intangibles and other significant items. Net debt represents long-term debt (a GAAP measure) less cash and cash equivalents (a GAAP measure). For the business segments, when applicable, adjustments of operating profit and operating margins represent operating profit, excluding restructuring, amortization of acquired intangibles and other significant items.

Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareowners.

Orders are contractual commitments with customers to provide specified goods or services for an agreed upon price and may not be subject to penalty if cancelled.

When we provide our expectations for organic sales, adjusted operating profit, adjusted operating margin, adjusted interest expense, net, adjusted effective tax rate, incremental margins/earnings conversion, EBITDA, adjusted EBITDA, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected net sales, operating profit, operating margin, interest expense, effective tax rate, incremental operating margin, net income attributable to common shareowners, diluted EPS and net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, future restructuring costs, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Carrier Global Corporation
Condensed Consolidated Statement of Operations

	(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts)	2023	2022	2023	2022
Net sales
Product sales	$5,355	$4,662	$10,041	$8,832
Service sales	637	549	1,224	1,033
Total Net sales	5,992	5,211	11,265	9,865
Costs and expenses
Cost of products sold	(3,769)	(3,363)	(7,227)	(6,361)
Cost of services sold	(468)	(401)	(905)	(764)
Research and development	(151)	(122)	(290)	(247)
Selling, general and administrative	(784)	(614)	(1,505)	(1,215)
Total Costs and expenses	(5,172)	(4,500)	(9,927)	(8,587)
Equity method investment net earnings	52	101	96	159
Other income (expense), net	(383)	7	(390)	1,119
Operating profit	489	819	1,044	2,556
Non-service pension (expense) benefit	—	(1)	—	(2)
Interest (expense) income, net	(67)	(61)	(113)	(109)
Income from operations before income taxes	422	757	931	2,445
Income tax (expense) benefit	(189)	(170)	(311)	(471)
Net income from operations	233	587	620	1,974
Less: Non-controlling interest in subsidiaries' earnings from operations	34	14	48	22
Net income attributable to common shareowners	$199	$573	$572	$1,952

Earnings per share
Basic	$0.24	$0.68	$0.68	$2.30
Diluted	$0.23	$0.67	$0.67	$2.25
Weighted-average number of shares outstanding
Basic	836.0	845.7	835.5	849.5
Diluted	850.9	862.7	851.5	868.4

Carrier Global Corporation
Condensed Consolidated Balance Sheet

	(Unaudited)
(In millions)	June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$3,209	$3,520
Accounts receivable, net	3,212	2,833
Contract assets, current	578	537
Inventories, net	2,699	2,640
Other assets, current	443	349
Total current assets	10,141	9,879
Future income tax benefits	690	612
Fixed assets, net	2,262	2,241
Operating lease right-of-use assets	600	642
Intangible assets, net	1,181	1,342
Goodwill	9,927	9,977
Pension and post-retirement assets	32	26
Equity method investments	1,139	1,148
Other assets	312	219
Total Assets	$26,284	$26,086

Liabilities and Equity
Accounts payable	$2,956	$2,833
Accrued liabilities	2,661	2,610
Contract liabilities, current	483	449
Current portion of long-term debt	134	140
Total current liabilities	6,234	6,032
Long-term debt	8,655	8,702
Future pension and post-retirement obligations	350	349
Future income tax obligations	560	568
Operating lease liabilities	485	529
Other long-term liabilities	1,712	1,830
Total Liabilities	17,996	18,010

Equity
Common stock	9	9
Treasury stock	(1,972)	(1,910)
Additional paid-in capital	5,494	5,481
Retained earnings	6,129	5,866
Accumulated other comprehensive loss	(1,691)	(1,688)
Non-controlling interest	319	318
Total Equity	8,288	8,076
Total Liabilities and Equity	$26,284	$26,086

Carrier Global Corporation
Condensed Consolidated Statement of Cash Flows

	(Unaudited)
	Six Months Ended June 30,
(In millions)	2023	2022
Operating Activities
Net income from operations	$620	$1,974
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	273	155
Deferred income tax provision	(110)	(17)
Stock-based compensation costs	40	41
Equity method investment net earnings	(96)	(159)
(Gain) loss on extinguishment of debt	—	(36)
(Gain) loss on sale of investments / deconsolidation	276	(1,119)
Changes in operating assets and liabilities
Accounts receivable, net	(406)	(483)
Contract assets, current	(40)	(224)
Inventories, net	(59)	(435)
Other assets, current	(105)	(37)
Accounts payable and accrued liabilities	120	79
Contract liabilities, current	37	42
Defined benefit plan contributions	(11)	(6)
Distributions from equity method investments	10	15
Other operating activities, net	(45)	40
Net cash flows provided by (used in) operating activities	504	(170)
Investing Activities
Capital expenditures	(144)	(122)
Investments in businesses, net of cash acquired	(56)	(38)
Disposition of businesses	36	2,944
Settlement of derivative contracts, net	(14)	(123)
Kidde-Fenwal, Inc. deconsolidation	(134)	—
Other investing activities, net	16	(16)
Net cash flows provided by (used in) investing activities	(296)	2,645
Financing Activities
Increase (decrease) in short-term borrowings, net	(19)	(22)
Issuance of long-term debt	6	21
Repayment of long-term debt	(12)	(1,127)
Repurchases of common stock	(62)	(1,014)
Dividends paid on common stock	(309)	(257)
Dividends paid to non-controlling interest	(41)	(22)
Other financing activities, net	(69)	(13)
Net cash flows provided by (used in) financing activities	(506)	(2,434)
Effect of foreign exchange rate changes on cash and cash equivalents	(13)	(41)
Net increase (decrease) in cash and cash equivalents and restricted cash	(311)	—
Cash, cash equivalents and restricted cash, beginning of period	3,527	3,025
Cash, cash equivalents and restricted cash, end of period	3,216	3,025
Less: restricted cash	7	8
Cash and cash equivalents, end of period	$3,209	$3,017

Carrier Global Corporation
Segment Net Sales and Operating Profit

	(Unaudited)
	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
(In millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net sales
HVAC	$4,216	$4,216	$3,388	$3,388	$7,838	$7,838	$6,358	$6,358
Refrigeration	972	972	1,041	1,041	1,870	1,870	2,017	2,017
Fire & Security	932	932	887	887	1,801	1,801	1,705	1,705
Segment sales	6,120	6,120	5,316	5,316	11,509	11,509	10,080	10,080
Eliminations and other	(128)	(128)	(105)	(105)	(244)	(244)	(215)	(215)
Net sales	$5,992	$5,992	$5,211	$5,211	$11,265	$11,265	$9,865	$9,865

Operating profit
HVAC	$742	$791	$585	$613	$1,177	$1,281	$1,055	$1,091
Refrigeration	112	119	147	152	220	230	254	264
Fire & Security	(157)	137	134	135	(64)	245	1,352	252
Segment operating profit	697	1,047	866	900	1,333	1,756	2,661	1,607
Eliminations and other	(146)	(35)	(16)	(16)	(184)	(71)	(40)	(40)
General corporate expenses	(62)	(48)	(31)	(22)	(105)	(79)	(65)	(50)
Operating profit	$489	$964	$819	$862	$1,044	$1,606	$2,556	$1,517

Operating margin
HVAC	17.6%	18.8%	17.3%	18.1%	15.0%	16.3%	16.6%	17.2%
Refrigeration	11.5%	12.2%	14.1%	14.6%	11.8%	12.3%	12.6%	13.1%
Fire & Security	(16.8)%	14.7%	15.1%	15.2%	(3.6)%	13.6%	79.3%	14.8%
Total Carrier	8.2%	16.1%	15.7%	16.5%	9.3%	14.3%	25.9%	15.4%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit

	(Unaudited)
	Three Months Ended June 30, 2023
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$4,216	$972	$932	$(128)	$—	$5,992

Segment operating profit	$742	$112	$(157)	$(146)	$(62)	$489
Reported operating margin	17.6%	11.5%	(16.8)%			8.2%

Adjustments to segment operating profit:
Restructuring costs	$3	$7	$(1)	$—	$—	$9
Amortization of acquired intangibles	36	—	2	—	—	38
Acquisition step-up amortization (1)	10	—	—	—	—	10
Acquisition-related costs	—	—	—	—	14	14
Viessmann-related hedges	—	—	—	111	—	111
KFI deconsolidation	—	—	293	—	—	293
Total adjustments to operating profit	$49	$7	$294	$111	$14	$475

Adjusted operating profit	$791	$119	$137	$(35)	$(48)	$964
Adjusted operating margin	18.8%	12.2%	14.7%			16.1%

	(Unaudited)
	Three Months Ended June 30, 2022
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$3,388	$1,041	$887	$(105)	$—	$5,211

Segment operating profit	$585	$147	$134	$(16)	$(31)	$819
Reported operating margin	17.3%	14.1%	15.1%			15.7%

Adjustments to segment operating profit:
Restructuring costs	$2	$6	$3	$—	$2	$13
Amortization of acquired intangibles	4	—	1	—	—	5
Acquisition-related costs	—	—	—	—	7	7
Russia/Ukraine asset impairment	—	(1)	(3)	—	—	(4)
Charge resulting from legal matter	22	—	—	—	—	22
Total adjustments to operating profit	$28	$5	$1	$—	$9	$43

Adjusted operating profit	$613	$152	$135	$(16)	$(22)	$862
Adjusted operating margin	18.1%	14.6%	15.2%			16.5%
(1) Amortization of the step-up to fair value of acquired inventory and backlog.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit

	(Unaudited)
	Six Months Ended June 30, 2023
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses	Carrier
Net sales	$7,838	$1,870	$1,801	$(244)	$—	$11,265

Segment operating profit	$1,177	$220	$(64)	$(184)	$(105)	$1,044
Reported operating margin	15.0%	11.8%	(3.6)%			9.3%

Adjustments to segment operating profit:
Restructuring costs	$2	$10	$12	$2	$—	$26
Amortization of acquired intangibles	73	—	4	—	—	77
Acquisition step-up amortization (1)	21	—	—	—	—	21
Acquisition-related costs	—	—	—	—	26	26
Viessmann-related hedges	—	—	—	111	—	111
TCC acquisition-related gain (2)	8	—	—	—	—	8
KFI deconsolidation	—	—	293	—	—	293
Total adjustments to operating profit	$104	$10	$309	$113	$26	$562

Adjusted operating profit	$1,281	$230	$245	$(71)	$(79)	$1,606
Adjusted operating margin	16.3%	12.3%	13.6%			14.3%

	(Unaudited)
	Six Months Ended June 30, 2022
(In millions)	HVAC	Refrigeration	Fire & Security	Eliminations and Other	General Corporate Expenses		Carrier
Net sales	$6,358	$2,017	$1,705	$(215)	$—		$9,865

Segment operating profit	$1,055	$254	$1,352	$(40)	$(65)		$2,556
Reported operating margin	16.6%	12.6%	79.3%				25.9%

Adjustments to segment operating profit:
Restructuring costs	$6	$6	$9	$—	$2		$23
Amortization of acquired intangibles	8	—	2	—	—		10
Acquisition-related costs	—	—	—	—	13		13
Chubb gain	—	—	(1,112)	—	—		(1,112)
Russia/Ukraine asset impairment	—	4	1	—	—		5
Charge resulting from legal matter	22	—	—	—	—		22
Total adjustments to operating profit	$36	$10	$(1,100)	$—	$15	$15	$(1,039)

Adjusted operating profit	$1,091	$264	$252	$(40)	$(50)		$1,517
Adjusted operating margin	17.2%	13.1%	14.8%				15.4%
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) The carrying value of our previously held TCC equity investments were recognized at fair value and subsequently adjusted.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended June 30, 2023				Six Months Ended June 30, 2023
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,992	$—		$5,992	$11,265	$—		$11,265

Operating profit	$489	475	a	$964	$1,044	562	a	$1,606
Operating margin	8.2%			16.1%	9.3%			14.3%

Income from operations before income taxes	$422	496	a,b	$918	$931	583	a,b	$1,514
Income tax expense	$(189)	(25)	c	$(214)	$(311)	(43)	c	$(354)
Effective tax rate	44.8%			23.3%	33.4%			23.4%

Net income attributable to common shareowners	$199	$471		$670	$572	$540		$1,112

Summary of Adjustments:
Restructuring costs		$9	a			$26	a
Amortization of acquired intangibles		38	a			77	a
Acquisition step-up amortization (1)		10	a			21	a
Acquisition-related costs		14	a			26	a
Viessmann-related hedges		111	a			111	a
TCC acquisition-related gain (2)		—	a			8	a
KFI deconsolidation		293	a			293	a
Bridge loan financing costs		21	b			21	b
Total adjustments		$496				$583

Tax effect on adjustments above		$(25)				$(43)
Total tax adjustments		$(25)	c			$(43)	c

Shares outstanding - Diluted	850.9			850.9	851.5			851.5

Earnings per share - Diluted	$0.23			$0.79	$0.67			$1.31
(1) Amortization of the step-up to fair value of acquired inventory and backlog.
(2) The carrying value of our previously held TCC equity investments were recognized at fair value and subsequently adjusted.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Net Income, Earnings Per Share and Effective Tax Rate

	(Unaudited)
	Three Months Ended June 30, 2022				Six Months Ended June 30, 2022
(In millions, except per share amounts)	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Net sales	$5,211	$—		$5,211	$9,865	$—		$9,865

Operating profit	$819	43	a	$862	$2,556	(1,039)	a	$1,517
Operating margin	15.7%			16.5%	25.9%			15.4%

Income from operations before income taxes	$757	43	a,b	$800	$2,445	(1,067)	a,b	$1,378
Income tax expense	$(170)	(13)	c	$(183)	$(471)	195	c	$(276)
Effective tax rate	22.5%			22.9%	19.3%			20.0%

Net income attributable to common shareowners	$573	$30		$603	$1,952	$(872)		$1,080

Summary of Adjustments:
Restructuring costs		$13	a			$23	a
Amortization of acquired intangibles		5	a			10	a
Acquisition-related costs		7	a			13	a
Chubb gain		—	a			(1,112)	a
Russia/Ukraine asset impairment		(4)	a			5	a
Charge resulting from legal matter		22	a			22	a
Debt extinguishment (gain), net (1)		—	b			(28)	b
Total adjustments		$43				$(1,067)

Tax effect on adjustments above		$(8)				$200
Tax specific adjustments		(5)				(5)
Total tax adjustments		$(13)	c			$195	c

Shares outstanding - Diluted	862.7			862.7	868.4			868.4

Earnings per share - Diluted	$0.67			$0.70	$2.25			$1.24
(1) The Company repurchased approximately $1.15 billion of aggregate principal senior notes on March 30, 2022 and recognized a net gain of $33 million and wrote-off $5 million of unamortized deferred financing costs in Interest (expense) income, net.

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

Components of Changes in Net Sales

Three Months Ended June 30, 2023 Compared with Three Months Ended June 30, 2022
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	9%	(1)%	16%	—%	24%
Refrigeration	(6)%	—%	(1)%	—%	(7)%
Fire & Security	9%	(1)%	—%	(3)%	5%
Consolidated	6%	—%	9%	—%	15%

Six Months Ended June 30, 2023 Compared with Six Months Ended June 30, 2022
	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
HVAC	7%	(1)%	17%	—%	23%
Refrigeration	(5)%	(1)%	(1)%	—%	(7)%
Fire & Security	9%	(2)%	—%	(1)%	6%
Consolidated	5%	(1)%	10%	—%	14%

Historical Amounts of Amortization of Acquired Intangibles

	(Unaudited)
	Q1	Q2	Q3	Q4	FY
(In millions)	2022	2022	2022	2022	2022
HVAC	$4	$4	$16	$22	$46
Fire & Security	1	1	1	1	4
Total Carrier	5	5	17	23	50
Associated tax effect	(1)	(1)	(7)	(4)	(13)
Net impact to adjusted results	$4	$4	$10	$19	$37

Free Cash Flow Reconciliation

	(Unaudited)
	Q1	Q2	Q3	Q4	FY	Q1	Q2
(In millions)	2022	2022	2022	2022	2022	2023	2023
Net cash flows provided by (used in) operating activities	$(202)	$32	$790	$1,123	$1,743	$120	$384
Less: Capital expenditures	56	66	91	140	353	70	74
Free cash flow	$(258)	$(34)	$699	$983	$1,390	$50	$310

Net Debt Reconciliation

	(Unaudited)
(In millions)	June 30, 2023	December 31, 2022
Long-term debt	$8,655	$8,702
Current portion of long-term debt	134	140
Less: Cash and cash equivalents	3,209	3,520
Net debt	$5,580	$5,322